Exhibit 3.2

                            AMENDED CODE OF REGULATIONS
                                        OF
                            NB&T FINANCIAL GROUP, INC.


                                     INDEX

Section - Caption                                                   Page No.
-----------------                                                   --------

ARTICLE ONE - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . .1
   Section 1.01.  Annual Meetings . . . . . . . . . . . . . . . . . . . .1
   Section 1.02.  Calling of Meetings . . . . . . . . . . . . . . . . . .1
   Section 1.03.  Place of Meeting. . . . . . . . . . . . . . . . . . . .1
   Section 1.04.  Notice of Meetings. . . . . . . . . . . . . . . . . . .2
   Section 1.05.  Waiver of Notice. . . . . . . . . . . . . . . . . . . .2
   Section 1.06.  Quorum  . . . . . . . . . . . . . . . . . . . . . . . .2
   Section 1.07.  Votes Required. . . . . . . . . . . . . . . . . . . . .2
   Section 1.08.  Order of Business . . . . . . . . . . . . . . . . . . .2
   Section 1.09.  Shareholders Entitled to Vote . . . . . . . . . . . . .2
   Section 1.10.  Proxies . . . . . . . . . . . . . . . . . . . . . . . .3
   Section 1.11.  Inspectors of Election. . . . . . . . . . . . . . . . .3

ARTICLE TWO - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .3
   Section 2.01.  Meetings of Directors . . . . . . . . . . . . . . . . .3
   Section 2.02.  Notice of Meetings. . . . . . . . . . . . . . . . . . .4
   Section 2.03.  Waiver of Notice. . . . . . . . . . . . . . . . . . . .4
   Section 2.04.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . 4
   Section 2.05.  Executive Committee. . . . . . . . . . . . . . . . . . 4
   Section 2.06.  Compensation . . . . . . . . . . . . . . . . . . . . . 5
   Section 2.07.  By-Laws. . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE THREE - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . 5
   Section 3.01.  Officers . . . . . . . . . . . . . . . . . . . . . . . 5
   Section 3.02.  Tenure of Office . . . . . . . . . . . . . . . . . . . 5
   Section 3.03.  Duties of the Chairman of the Board. . . . . . . . . . 5
   Section 3.04.  Duties of the President. . . . . . . . . . . . . . . . 5
   Section 3.05.  Duties of the Vice Presidents. . . . . . . . . . . . . 5
   Section 3.06.  Duties of the Secretary. . . . . . . . . . . . . . . . 6
   Section 3.07.  Duties of the Treasurer. . . . . . . . . . . . . . . . 6

ARTICLE FOUR - SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . 6
   Section 4.01.  Certificates . . . . . . . . . . . . . . . . . . . . . 6
   Section 4.02.  Transfers. . . . . . . . . . . . . . . . . . . . . . . 6
   Section 4.03.  Transfer Agents and Registrars . . . . . . . . . . . . 7
   Section 4.04.  Lost, Wrongfully Taken or Destroyed Certificates . . . 7
   Section 4.05.  Uncertified Shares . . . . . . . . . . . . . . . . . . 7

ARTICLE FIVE - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 8
   Section 5.01.  Amendments . . . . . . . . . . . . . . . . . . . . . . 8
   Section 5.02.  Action by Shareholders or Directors
                  Without a Meeting. . . . . . . . . . . . . . . . . . . 8

                                  AMENDED
                            CODE OF REGULATIONS
                                    OF
                          NB&T FINANCIAL GROUP, INC.


                                ARTICLE ONE
                          MEETINGS OF SHAREHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the third Tuesday in March of each year, at 9 o'clock a.m., if not a legal holiday, but if a legal holiday, then on the day following at the same hour in each year or on such other date as may be fixed from time to time by the directors.

     Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board; the president; or, in case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least fifty percent of all shares outstanding and entitled to vote thereat.

     Section 1.03. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

     Section 1.04. Notice of Meetings (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven (7) nor more than sixty (60) days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

       (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven (7) nor more than sixty (60) days after the


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receipt of such request, as such officer may fix.  If such notice is not given within sixty (60) days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

     Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. Votes Required. At all elections of directors the candidates receiving the greatest number of votes without cumulation, shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

     Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy and entitled to vote at such meeting.

     Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to the number of votes for each share of the corporation standing in his name on the books of the corporation on such record date as determined in accordance with the Articles or as required by law. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty (60) days preceding the date of the meeting of shareholders.


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     Section 1.10.  Proxies.  At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


                                 ARTICLE TWO

                                  DIRECTORS

     Section 2.01. Meetings of Directors. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors, shall be held at the principal office of the corporation in the City of Wilmington, County of Clinton or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     Section 2.02. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

       (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

       (B) By telegraph, cable, radio, wireless or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or


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       (C)  Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 2.03. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     Section 2.04. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

     Section 2.05. Executive Committee. The directors may create any executive committee or any other committee of directors, to consist of not less than three (3) directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.


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     Section 2.06.  Compensation.  Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

     Section 2.07. By-Laws. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.


                               ARTICLE THREE

                                 OFFICERS

     Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.

     Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.

     Section 3.04. Duties of the President. The president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation. It shall be the duty of the president to preside at all meetings of shareholders.

     Section 3.05. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties


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of the president and, when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.


     Section 3.06. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the president.

     Section 3.07. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, chooses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances arid business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.


                              ARTICLE FOUR

                                 SHARES

     Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary or an assistant secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

     Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:


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       (1)  An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

       (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

       (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

       (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

     Section 4.04.  Lost, Wrongfully Taken or Destroyed Certificates.
Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

       (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

       (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

       (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

     Section 4.05. Uncertificated Shares. Anything contained in this Article Fourth to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the corporation represented by a certificate until such certificate is surrendered to the corporation in accordance with applicable provisions of Ohio law or (B) any certificated security of the corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.

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                               ARTICLE FIVE

                               MISCELLANEOUS


     Section 5.01. Amendments. Except as otherwise provided in the Articles, the Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal.

     Section 5.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 5.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.



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